<u>PROMMISORY NOTE</u>

$769,954.34 August 10, 2021

FOR OTHER VALUE RECEIVED, the undersigned, Rennova Health, Inc., a Delaware Corporation ("Rennova") and Jellico Medical Center, Inc., a Tennessee Corporation ("Jellico (Rennova and Jellico will collectively, hereinafter be referred to as the "Rennova Parties"), hereby promise to pay to the order of Western Healthcare, LLC, a Texas limited liability company and/or its assigns ("Western Healthcare"), at 13155 Noel Rd #200, Dallas, Texas 75240, the principal amount of **Seven Hundred Sixty-Nine Nine Hundred Fifty-Four and 34/100 Dollars ($769,954.34)** (the "<u>Total Principal Amount</u>"), together with all interest from the date hereof on the Total Principal Amount from time to time remaining unpaid at a rate per annum of eighteen percent (18.0%) per annum. Interest hereunder shall be calculated on the basis of actual days elapsed, and computed as if each year consisted of 365 days.

The entire principal balance of this Note then unpaid and all accrued and unpaid interest and all other amounts payable hereunder shall be due and payable in full no later than August 30, 2022 (the "<u>Maturity Date</u>").

This Promissory Note is due and payable as follows:

(a) The Rennova Parties shall pay Western Healthcare an initial payment of **Sixty-Six Thousand and 00/100 Dollars ($66,000.00)** on or before 5:00 p.m. Central on August 10, 2021 to be applied against the Total Principal Amount;

(b) Thereafter, beginning on August 31, 20201 at 3:00 p.m. Central, and continuing on the last business day of each month at the same time, the Rennova Parties shall make twelve (12) equal monthly installments of **Sixty-Four Thousand Five Hundred Thirty-Eight 53/100 Dollars ($64,538.53);**

(c) The Rennova Parties shall have a 15-day payment grace period on the foregoing monthly payment obligation.

(d) Western Healthcare's provision of physicians and medical provider staffing and support services under the Professional Medical Staffing Services Agreement(s) between Big South and Western Healthcare (the "Staffing Services Agreement") will continue for a period of 10 days after the 15-day grace period expires. For example, on August 31, 2021 (3:00 p.m. Central), the Rennova Parties' 1st payment under the Note is due; on September 15, 2021 (3:00 p.m. Central), the Rennova Parties' grace period ends if such payment is not made; then, on September 25, 2021 (3:00 p.m. Central), if such payment still has not been made, Western Healthcare's obligation to provide physicians and medical provider staffing and support services to Big South under the Staffing Services Agreement(s)

shall terminate immediately.

The Rennova Parties may from time to time prepay all or any portion of the principal of this Note without premium or penalty, any and all such prepayments to be applied first to accrued but unpaid interest and the balance, if any, to principal. All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address of Western Healthcare indicated above, or at such other place as the holder of this Note shall designate in writing to the Rennova Parties.

If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday, or any other day on which national banking associations are authorized to be closed.

The Rennova Parties agree that the occurrence of any one or more of the following constitutes an event of default (each, an "Event of Default"):

(a) the failure of the Rennova Parties to make any installment of principal or interest on this Note when due and such failure continues for a period of fifteen (15) days; and

(b) the bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution of, Rennova.

Upon an Event of Default, the holder of this Note may, at its option, without further notice or demand, (i) declare the outstanding principal of and accrued but unpaid interest on this Note at once due and payable; (ii) pursue any and all other rights, remedies, and recourse available to the holder hereof, at law or in equity; or (iii) pursue any combination of the foregoing.

The failure to exercise the option to accelerate the maturity of this Note or any other right, remedy or recourse available to the holder hereof upon the occurrence of an Event of Default hereunder shall not constitute a waiver of the right of the holder of this Note to exercise the same at that time or at any subsequent time with respect to such Event of Default or any other Event of Default. The rights, remedies and recourse of the holder hereof, as provided in this Note shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of the holder hereof. The acceptance by the holder hereof of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of the holder hereof.

This Note is intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or the application thereof to any person or

circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder hereof to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by this Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under this Note, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note, or if Western Healthcare's exercise of the option to accelerate the maturity of this Note, or if any prepayment by the Rennova Parties results in the Rennova Parties having paid any interest in excess of that permitted by law, then it is the express intent of the Rennova Parties and Western Healthcare that all excess amounts theretofore collected by Western Healthcare be credited on the principal balance of this Note (or, if this Note has been paid in full, applied to the current monthly obligations, if any), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by the Rennova Parties for the use, forbearance, detention, taking charging, receiving or reserving of the indebtedness of the Rennova Parties to Western Healthcare under this Note shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Western Healthcare to contract for, charge or receive a greater amount of interest, Western Healthcare will rely on federal law instead of *Tex.Fin.Code* Chapter 303, as amended, for the purpose of determining the Maximum Rate. Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Western Healthcare may, at its option and from time to time, implement any other method of computing the Maximum Rate under such *Tex.Fin.Code* Chapter 303, as amended, or under other applicable lay by giving notice, if required, to Rennova as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein, it is not the intention of Western Healthcare to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

In no event shall *Tex.Fin.Code* Chapter 346 (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Note. To the extent that *Tex.Fin.Code* Chapter 346, as amended, is applicable to this Note, the "indicated rate ceiling" specified in such chapter is the applicable ceiling; provided that, if any applicable law permits greater interest, the law permitting the greatest interest shall apply.

If this Note is placed in the hands of an attorney for collection, or is collected in whole or in part by suit or through probate, bankruptcy or other legal proceedings of any kind, the Rennova

Parties agree to pay, in addition to all other sums payable hereunder, all costs and expenses of collection, including but not limited to reasonable attorneys' fees.

The Rennova Parties and any and all endorsers and guarantors of this Note severally waive presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intent to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind and without further notice hereby agree to renewals, extensions, exchanges, or releases of collateral, taking of additional collateral, indulgences, or partial payments, either before or after maturity.

The terms of this Note shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of Western Healthcare only.

In the event that a bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, or the liquidation, termination, dissolution of, Western Healthcare occurs within six (6) months of Rennova's execution of this Promissory Note, Rennova shall be immediately and automatically released and/or discharged from any further liability under this Promissory Note and only Jellico shall remain liable under the Promissory Note.

Any notice, request, or demand to or upon the Rennova Parties or Western Healthcare shall be deemed to have been properly given or made when delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified below (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile:

If to Rennova (collectively to include Rennova, and Jellico):

Seamus Lagan, CEO
Rennova Health, Inc.
400 S. Australian Ave., 8th Floor
West Palm Beach, FL 33401

If to Western Healthcare:

Trey Davis
Western Healthcare, LLC
13155 Noel Rd #200
Dallas, Texas 75240

THIS NOTE HAS BEEN EXECUTED UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE

FEDERAL LAWS, AND THE OBLIGATIONS OF THE RENNOVA PARTIES HEREUNDER ARE AND SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS. VENUE FOR ANY LEGAL ACTION TAKEN TO ENFORCE THIS NOTE SHALL BE IN THE STATE DISTRICT COURTS OF DALLAS, COUNTY, TEXAS.

THIS NOTE AND THE SETTLEMENT AGREEMENT REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE RENNOVA PARTIES AND WESTERN HEALTHCARE WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE RENNOVA PARTIES AND WESTERN HEALTCARE. THERE ARE NO ORAL AGREEMENTS BETWEEN THE RENNOVA PARTIES AND WESTERN HEALTCARE.

IN WITNESS WHEREOF, Rennova has duly executed this Promissory Note effective as of the date first above written.

BORROWER:

RENNOVA HEALTH, INC.

By: Seamus Lagan **Dated:** Aug 11th 2021
Name: Seamus Lagan
Title: CEO

JELLICO MEDICAL CENTER, INC.

By: Seamus Lagan **Dated:** Aug 11th 2021
Name: Seamus Lagan
Title: Director